SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:


[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive  Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                         NATIONAL HOME HEALTH CARE CORP.
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)


            ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held December 8, 1998
                                 ---------------

To the Stockholders of National Home Health Care Corp.:

            The Annual Meeting of Stockholders of National Home Health Care Corp. (the "Company") will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Tuesday, December 8, 1998, for the following purposes:

            (1) To elect five directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

            (2) To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

            A Proxy Statement, form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended July 31, 1998 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on October 30, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, located at 700 White Plains Road, Scarsdale, New York 10583.

                                          By Order of the Board of Directors,

                                                 /s/ Steven Fialkow
                                                -------------------------------
                                                     Steven Fialkow
                                                      Secretary

Scarsdale, New York
November 11, 1998

--------------------------------------------------------------------------------

All stockholders are cordially invited to attend the meeting. If you do not expect to be present, please date and sign the enclosed form of proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States.

--------------------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

            This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of National Home Health Care Corp. (the "Company") of proxies in the form enclosed. Such proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Tuesday, December 8, 1998 (the "Meeting") and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

            The principal executive offices of the Company are located at 700 White Plains Road, Scarsdale, New York 10583. This Proxy Statement and accompanying form of proxy are being mailed on or about November 11, 1998 to all stockholders of record on October 30, 1998 (the "Record Date").

            Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, the shares represented by such proxies are intended to be voted in favor of the election of the five nominees for director named herein.


                                VOTING SECURITIES

            Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 5,197,807 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

            Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            The following table sets forth certain information regarding the beneficial ownership of Common Stock at October 27, 1998 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation;" and (iv) all directors and executive officers of the Company as a group:


Name and Address                                     Amount and Nature                      Percent
of Beneficial Owner                             of Beneficial Ownership (1)                of Class
-------------------                             -----------------------                    --------

Frederick H. Fialkow                                   1,678,737 (2)                          31.8%
700 White Plains Road
Scarsdale, NY 10583

Bernard Levine, M.D.                                    730,305 (3)                           14.0%
210 Riverside Drive
New York, NY  10025

Steven Fialkow                                          97,688 (4)                             1.9%
700 White Plains Road
Scarsdale, NY 10583

Ira Greifer, M.D.                                       49,131 (3)                              (9)
150 Executive Drive
Manhasset, NY 11040

Robert C. Pordy, M.D.                                      1,092                                (9)
140 East 72nd Street
New York, NY 10021

Richard Garofalo                                        68,363 (5)                             1.3%
99 Rustic Avenue
Medford, NY 11763

Robert P. Heller                                        36,515 (6)                              (9)
617 Fir Court
Norwood, NJ 07648

Trafalger Management                                    425,802 (7)                            8.2%
N.V.1-7 Willenstad
Curacao, Netherlands Antilles

All executive officers and directors,                  2,661,831 (8)                          49.1%
as a group (7 persons)

------------------------------------

(1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of June 30, 1998. Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions.

(2)              Does not  include  546  shares  of  Common  Stock  owned by Mr.
                 Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership. Includes 81,885 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 61,222 shares allocated to Mr. Fialkow's account under the Savings Plan.

(3) Includes 5,459 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(4) Represents 66,581 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 31,107 shares allocated to Mr. Fialkow's account under the Savings Plan.

(5) Includes 42,347 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 24,378 shares allocated to Mr. Garofalo's account under the Savings Plan.

(6) Represents 26,377 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 10,138 shares allocated to Mr. Heller's account under the Savings Plan.

(7) The amount and nature of beneficial ownership of these shares by Trafalger Management, N.V. ("Trafalger") is based solely on the records of the Company's transfer agent, American Stock Transfer & Trust Company. Trafalger has the power to vote, direct the vote, dispose of, or direct the disposition of, these shares. The Company's Board of Directors has no independent knowledge of the accuracy or completeness of the information set forth by such transfer agent, but has no reason to believe that such information is not complete or accurate.

(8) Includes 228,108 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under to 1992 Plan and 126,845 shares under the Savings Plan.

(9)              Less than 1%.

                              ELECTION OF DIRECTORS

                 Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D., and Robert C. Pordy, M.D. to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the Board of Directors.

Executive Officers and Directors

                 The following table sets forth certain information concerning the nominees for director and executive officers of the Company:

                                                      Year First
                                                      Elected or
                                                      Appointed       Present Position
          Name                           Age          Director        with the Company
--------------------------------------------------------------------------------------

Frederick H. Fialkow                       67               1985      Chairman of the Board of Directors and Chief
                                                                      Executive Officer

Bernard Levine, M.D.                       70               1983      Director

Steven Fialkow                             39               1991      President, Chief Operating Officer, Secretary and
                                                                      Director

Ira Greifer, M.D.                          67               1983      Director

Robert C. Pordy, M.D.                      41               1995      Director

Robert P. Heller                           37                 --      Vice President of Finance and Chief Financial Officer

Richard Garofalo                           47                 --      President of Health Acquisition Corp.


                 The Company's directors are elected at each Annual Meeting of Stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the annual meeting each year.

                 Frederick H. Fialkow has been Chief Executive Officer of the Company as well as Chairman of the Board of Directors since February 1988 and was President of the Company from February 1988 until October 1997. He has been a Director of the Company since April 1985. Mr. Fialkow also is a director of SunStar Healthcare, Inc., a publicly-held company that operates a health maintenance organization in Florida. Frederick H. Fialkow is the father of Steven Fialkow.

                 Bernard Levine, M.D., has been a Director of the Company since July 1983. For more than the past 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-speciality in Allergy and Immunology. Dr. Levine also is a director of SunStar Healthcare, Inc., a publicly-held company that operates a health maintenance organization in Florida. Dr. Levine devotes a portion of his time as a private consultant to the health care industry.

                 Steven Fialkow has been a Director of the Company since December 1991 and has served as Secretary of the Company since September 1995 and as President and Chief Operating Officer of the Company since October 1997. He served as Executive Vice President of New England Home Care, Inc. from August 1995 through October 1997. He also served as Executive Vice President of Health Acquisition Corp. from May 1994 to August 1995, as President of National HMO (New York), Inc. from April 1989 to April 1994 and as Vice President of National HMO (New York) Inc. from August 1984 to March 1989. Mr. Fialkow also is a director of SunStar Healthcare, Inc., a publicly-held company that operates a health maintenance organization in Florida. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow.

                 Ira Greifer, M.D. has been a Director of the Company since July 1983. He has been a Director, Department of Pediatrics at the Hospital of Albert Einstein College of Medicine since 1966. He is also a Professor of Pediatrics at the Albert Einstein College of Medicine.

                 Robert C. Pordy, M.D., has been a director of the Company since December 1995. Since April 1993, Dr. Pordy has served as Director of International Cardiovascular Clinical Research at Hoffman-La Roche Inc., a biopharmaceutical company. From June 1990 until March 1993 he served as an Associate Director at Hoffman-LaRoche Inc.

                 Richard Garofalo has served as President of Health Acquisition Corp., a wholly owned subsidiary of the Company, since January 1988.

                 Robert P. Heller, a certified public accountant, has served as Vice President of Finance and Chief Financial Officer of the Company since March 1989. Prior thereto, he was an accountant with Richard A. Eisner & Company, LLP, a firm of certified public accountants, which is the Company's independent auditors.

Meetings of the Board of Directors

                 The Board of Directors held four meetings during the fiscal year ended July 31, 1998 ("fiscal 1998"). Each director attended at least 75% of
(i) all of the meetings of the Board of Directors during fiscal 1998 and (ii) all of the meetings of all the Committees on which he served.

                 The Company's Audit Committee is currently composed of Drs. Levine, Pordy and Greifer. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent
                                       -5-
auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee held one meeting during fiscal 1998; in addition, its members met informally from time to time.

                 The Compensation Committee is composed of Drs. Greifer and Levine. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The
Compensation Committee held one meeting during fiscal 1998; in addition, its members met informally from time to time.

                 The Nominating Committee is composed of Mr. Frederick H. Fialkow and Drs. Greifer, Levine and Pordy. Its function is to recommend nominees for the Board of Directors. The Nominating Committee did not meet formally during fiscal 1998; however, its members met informally from time to time.

                 The Quality Assurance Committee is composed of Drs. Greifer and Levine. Its function is to review and recommend to the Board of Directors policies, practices and procedures relating to quality assurance in connection with health care services. The Quality Assurance Committee did not meet formally during fiscal 1998; however, its members met informally from time to time.

Executive Compensation

                 The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for the 1998 fiscal year exceeds $100,000, for services rendered in all capacities to the Company and its subsidiaries:


                                                                                                  Long-Term
                                                             Annual Compensation                 Compensation
                                                           ----------------------                --------------

                                                                                                  Securities
                                                                                                  Underlying         All Other
Name and Principal Position                        Year              Salary         Bonus         Options          Compensation (4)
---------------------------                        ----              ------         -----         -------         ----------------

Frederick H. Fialkow                               1998             $285,000       $61,499(1)       -------
           Chairman of the Board and Chief         1997              285,000        71,497(2)       -------         $3,758
           Executive Officer                       1996              285,000        82,803 (3)      -------          3,267
                                                                                                                     4,750
Steven Fialkow                                     1998
           President, Chief Operating              1997              150,742          ------         30,000          3,890
           Officer and Secretary                   1996              122,957          ------        -------          5,344
                                                                     109,324          ------        -------          4,520
Robert P. Heller                                                                                     10,000
           Vice President of Finance and           1998              119,962          ------        -------          3,134
           Chief Financial Officer                 1997              112,349          ------        -------          2,568
                                                   1996              103,710          ------                         1,201
Richard Garofalo                                   1998              157,500         67,502          20,000          5,006
           President of                            1997              157,500         42,491         -------          3,451
           Health Acquisition Corp.                1996              126,787         97,839         -------          5,000

----------------------

(1) Includes $39,446, which represents the payment of the cost of living increase in salary compensation for the last three fiscal years pursuant to Mr. Fialkow's employment agreement with the Company.

(2) Includes $32,038, which represents the payment of the cost of living increase in salary compensation for the last three fiscal years pursuant to Mr. Fialkow's employment agreement with the Company.

(3) Includes $47,255, which represents the payment of the cost of living increase in salary compensation for the last three fiscal years pursuant to Mr. Fialkow's employment agreement with the Company.

(4) Represents the Company's matching contribution to each individual as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

Option Grants in Last Fiscal Year
---------------------------------

                 The following table contains information at July 31, 1998 relating to the number of options granted during the 1998 fiscal year to those individuals listed in the Summary Compensation Table.
All options are currently exercisable.

                                                                                                       Potential Realizable
                                                                                                          Value-at-Assumed
                     Number of                                                                         Annual-Rates-of-Stock
                     Securities          -% of Total                                                   Price Appreciation for
                     Underlying        Options-Granted                                                      Option Terms
                     Options           to Employees       Exercise or       Expiration         -----------------------------
Name                 Granted           in Fiscal 1998     Base Price          Date                 5%              10%
----------------     ----------        ---------------    -----------       -----------        -----------        ---------

Steven Fialkow       30,000                 50%           $4.8125         Dec. 30, 2007         $90,797           $230,097
Robert P. Heller     10,000                16.7%          $4.8125         Dec. 30, 2007         $30,266            $76,699
Richard Garofalo     20,000                33.3%          $4.8125         Dec. 30, 2007         $60,531           $153,398



Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
---------------------------------------------------------------------

                 The following table contains information at July 31, 1998 relating to the number of options exercised during the 1998 fiscal year and the number and value of unexercised options held by those individuals listed in the Summary Compensation Table.



                                                                    Number of Securities
                                                                   Underlying Unexercised            Value of Unexercised
                                Shares                             Options at Fiscal-Year-          in-the-Money Options
                               Acquired                                     End                       at Fiscal Year-End
                              on Exercise                Value         Exercisable-/                     Exercisable /
Name                              (#)                 Realized($)     Unexercisable                   Unexercisable-(1)-
--------------------       ------------------        -------------  -----------------------      -----------------------

Frederick H. Fialkow             ----                     ----            81,885 / 0                   $158,013 / 0

Steven Fialkow                   ----                     ----            66,581 / 0                     79,344 / 0

Robert P. Heller                 ----                     ----            26,377 / 0                     35,522 / 0

Richard Garofalo                 ----                     ----            42,347 / 0                     48,471 / 0

------------------

(1) Determined based on the fair market value of underlying securities (the closing bid price ($4.5625) per share of Common Stock on the Nasdaq National Market) at fiscal year end (July 31, 1998), minus the exercise price.

Standard Remuneration of Directors

                 The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors attended.

Employment and Related Agreements

                 Frederick H. Fialkow. Effective November 1, 1997, the Company entered into a five-year employment agreement with Mr. Fialkow pursuant to which he is employed as the Company's Chairman of the Board and Chief Executive Officer. The agreement is automatically renewable for an additional five-year period, unless terminated at the option of either party, and provides for an annual base salary of $285,000, plus compounded cost of living adjustments. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before income taxes) in such year in which the consolidated net income is in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year.

                 Steven Fialkow. Effective November 1, 1997, the Company entered into a four-year employment agreement with Mr. Fialkow pursuant to which he is employed as the Company's President, Chief Operating Officer and Secretary. The term of the agreement may be extended in writing by both parties, unless earlier terminated, and provides for an annual base salary of $157,500. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 3% of the amount by which the Company's income from operations in such year exceeds $3,300,000. The agreement also provides for a grant to Mr. Fialkow of an option to purchase 30,000 shares of the Company's Common Stock, pursuant to the 1992 Plan.

                 Robert P. Heller. Effective November 1, 1997, the Company entered into a four-year employment agreement with Mr. Heller pursuant to which he is employed as the Company's Executive Vice President of Finance, Chief Financial Officer and Treasurer. The term of the agreement may be extended in writing by both parties, unless earlier terminated, and provides for an annual base salary of $122,500. The Company's Board of Directors also may grant bonuses to Mr. Heller. The agreement also provides for a grant to Mr. Heller of an option to purchase 10,000 shares of the Company's Common Stock, pursuant to the 1992 Plan.

                 Richard Garofalo. Effective November 1, 1997, the Company entered into a four-year employment agreement with Mr. Garofalo pursuant to which he is employed as the President of Health Acquisition Corporation, a wholly owned subsidiary of the Company. The term of the agreement may be extended in writing by both parties, unless earlier terminated, and provides for an annual base salary of $157,500. The Company's Board of Directors also may grant bonuses to Mr. Garofalo. The agreement also provides for a grant to Mr. Garofalo of an option to purchase 20,000 shares of the Company's Common Stock, pursuant to the 1992 Plan.

                 The  employment  agreements  of Messrs.  Frederick H.  Fialkow,
Steven Fialkow, Heller and Garofalo contain confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to each individual during his respective term of employment. The agreements also contain certain non-competition provisions that preclude Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo from competing with the Company for a period of one year from the date of termination.

Compensation Committee Interlocks and Insider Participation

                 The members of the Compensation Committee of the Company's Board of Directors are Drs. Ira Greifer and Bernard Levine, non-employee directors. No members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                       10-

Performance Graph

                 The following graph compares the cumulative return to holders of Common Stock for the five years ended July 31, 1998 with the National Association of Securities Dealers Automated Quotation System Market Index and a SIC group index (1) for the same period. The comparison assumes $100 was invested at the close of business on August 1, 1993 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.




-------------------------------------------FISCAL YEAR ENDING------------------------------------

COMPANY                       1993        1994        1995        1996        1997       1998

NATIONAL HOME HEALTH CARE     100.00      122.22      161.09      266.67      241.44     212.28
INDUSTRY INDEX                100.00      102.91      144.52      157.42      232.29     274.14
PEER GROUP                    100.00       89.05      110.68       85.00      103.97     100.77


----------------------------------
(1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Amedisys Inc., Apria Healthcare Group, Cancer Treatment Holding, Caretenders Healthcorp, Community Care Services Inc., Coram Healthcare Corp., DYNACQ International Inc., Help At Home Inc., Home Health Corp. of America Inc., Hooper Holmes Inc., Hospital Staffing Services Inc., Housecall Medical Rscs Inc., In Home Health Inc., Infu-Tech Inc., Interwest Home Medical Inc., Matria Healthcare Inc., New York Health Care Inc., Numed Home Health Care Inc., Option Care Inc., Pediatric Services of America Inc., PHC Inc./MA - CL A, Simione Central Holdings Inc., Staff Builders Inc., Star Multi Care Services, Transworld Healthcare Inc., and Wellpoint Health Network - CL A.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION



                 OVERVIEW AND PHILOSOPHY

                 The Compensation Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

                 The objectives of the Company's executive compensation program are to:

                      *   Support the achievement of desired Company performance
                      * Provide compensation that will attract and retain superior talent and reward performance

                 The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

                 EXECUTIVE OFFICER COMPENSATION PROGRAM

                 The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance - base bonuses and various benefits, including medical and pension plans generally available to employees of the Company. Since the employment agreements entered into between the Company and its executive officers in 1997, no changes were made in the compensation arrangements of the executive officers. See "Executive Compensation--Employment and Related Agreements."

                 Base Salary

                 Base salary levels for the Company's executive officers are competitively set relative to companies in the health care industry. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

                 Stock Option Program

                 The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

                 The 1992 Stock Option Plan authorizes the Compensation Committee to award key executives stock options. Options granted under the plan may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

                 Benefits

                 The Company provides to executive officers medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1998.

                 Bonus

                 Following consultations with its financial advisor and in light of the Compensation Committee's satisfaction with the performance of management, the Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

                 Chief Executive Officer Compensation

                 Mr. Frederick H. Fialkow was appointed to the position of Chief Executive Officer in February 1988. His initial base salary was $200,000.
Effective January 1, 1990, Mr. Fialkow's salary was increased to $250,000 per year. Effective April 30, 1993, the Company entered into an amended and restated five year employment agreement providing for an annual base salary of $285,000, plus compounded cost of living adjustments. In addition, Mr. Fialkow was entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before certain taxes) in such year in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. During the fiscal year ended July 31, 1998, the Compensation Committee discussed the need for new employment agreements for the Company's executive officers, including Mr. Fialkow, to replace agreements which had recently expired. After acknowledgment of the achievements and performance of each of the executive officers, including Mr. Fialkow, the Committee agreed that the Company should enter into an employment agreement with each such executive officer, containing the material terms set forth under the caption "Executive Compensation--Employment and Related Agreements," and that Mr. Fialkow's existing contract should be renewed for five years, effective November 1,

1997, without substantial change.



                                      Ira Greifer, M.D.
                                      Bernard Levine, M.D.

                                      Members of the Compensation Committee


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 A lease for office premises maintained by Health Acquisition Corp., a wholly owned subsidiary of the Company, located in Queens, New York is with a company owned (in whole or in part) and controlled by the Company's Chairman of the Board of Directors and Chief Executive Officer, which company also is owned in part by a director of the Company who is also the President and Chief Operating Officer of the Company. Rent expense under such lease is approximately $129,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.

                 STOCKHOLDER PROPOSALS FOR 1999

                 Stockholders wishing to present proposals at the 1999 Annual Meeting of Stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1999 Annual Meeting of Stockholders must submit their proposals to the Company in writing on or before July 14, 1999.

                 If the Company does not receive notice by September 27, 1999 from a stockholder who intends to present at the next annual meeting a proposal that is not discussed in the Company's proxy statement, the persons named in the proxy accompanying the Company's proxy statement for that annual meeting will have the discretionary authority to vote on such proposal at such meeting.

                 VOTING REQUIREMENTS

                 Assuming a quorum is present, a plurality of the votes cast at the Meeting will be required for the election of directors. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                  OTHER MATTERS

                 The Board of Directors of the Company knows of no other matter to come before the meeting. However, if any matters required a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                                             By Order of the Board of Directors

                                                     /s/ Steven Fialkow
                                                  -----------------------------
                                                         Steven Fialkow
                                                         Secretary
Dated:              Scarsdale, New York
                    November 11, 1998

PROXY

                         NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

           This Proxy is solicited on behalf of the Board of Directors

                 The undersigned Stockholder of Common Stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 8, 1998, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner:

                 (1) Election of directors

                  |_|   FOR all nominees listed below (except as indicated)
                  |_|   WITHHOLD AUTHORITY to vote for all nominees listed below

                 To withhold authority for any individual nominee, strike through that nominee's name in the list below:

                             Frederick H. Fialkow
                             Steven Fialkow
                             Ira Greifer, M.D.
                             Bernard Levine, M.D.
                             Robert C. Pordy, M.D.

                 (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.








                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.


                                              Dated:  __________________, 1998


                                              --------------------------------
                                                        Signature

                                              --------------------------------
                                                        Print Name

                                              --------------------------------
                                                     (Title, if appropriate)


This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, this proxy should be signed in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.

        TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
             SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                                ENCLOSED ENVELOPE